UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2014, Valero Energy Corporation (“Valero,” or the “Company”) announced that William R. Klesse would retire from his position as Chief Executive Officer of Valero effective May 1, 2014. Mr. Klesse will remain a director and Chairman of the Board. A copy of the Company’s press release is filed with this report as Exhibit 99.01 and is incorporated herein by reference.

On February 27, 2014, Valero’s board of directors (“Board”) elected Joseph W. Gorder, age 56, to the office of Chief Executive Officer effective May 1, 2014, and elected Mr. Gorder as a director effective February 27, 2014. Mr. Gorder presently serves as President and Chief Operating Officer of Valero. There is no arrangement or understanding between Mr. Gorder and any other person pursuant to which Mr. Gorder was elected director or is being elected as Chief Executive Officer. Mr. Gorder was not named to any committee of the Board.

Also on February 27, 2014, Valero’s board of directors elected the following three officers as Executive Vice Presidents effective May 1, 2014. Jay D. Browning, 55, is being promoted to the office of Executive Vice President and General Counsel (he is presently Senior Vice President and General Counsel). R. Michael Crownover, 57, is being promoted to the office of Executive Vice President and Chief Administrative Officer (he is presently Senior Vice President-Human Resources). R. Lane Riggs, 48, is being promoted to the office of Executive Vice President-Refining Operations and Engineering (he is presently Senior Vice President-Refining Operations). There are no arrangements or understandings between any of Messrs. Browning, Crownover, or Riggs and any other person pursuant to which the officers are being elected to their new positions.

There are no family relationships between any of Messrs. Gorder, Browning, Crownover, or Riggs and any other director or executive officer of Valero.

Biographical Information.

Joseph W. Gorder. Mr. Gorder serves as President and Chief Operating Officer of Valero, responsible for refining operations and commercial operations in marketing, supply and transportation. He was elected to Valero’s board of directors on February 27, 2014, and was elected to the position of Chief Executive Officer effective May 1, 2014. Mr. Gorder also serves as director and Chief Executive Officer of Valero Energy Partners GP LLC, the sole general partner of Valero Energy Partners LP, a midstream logistics master limited partnership formed by Valero in 2013. Mr. Gorder formerly led Valero’s European operations from its London office. Mr. Gorder also has served as Valero’s Executive Vice President-Marketing and Supply following his tenure as Senior Vice President for Corporate Development and Strategic Planning. Prior to that, he held several positions with Valero and Ultramar Diamond Shamrock Corporation with responsibilities for corporate development and marketing.

Jay D. Browning. On February 27, 2014, Mr. Browning was elected Executive Vice President and General Counsel of Valero effective May 1, 2014. Mr. Browning was elected Senior Vice President and General Counsel of Valero in November 2012. He previously served as Senior Vice President-Corporate Law from 2006 to 2012. Mr. Browning was elected Vice President of Valero in 2002, and was first elected as Secretary in 1997.

R. Michael Crownover. On February 27, 2014, Mr. Crownover was elected Executive Vice President and Chief Administrative Officer of Valero effective May 1, 2014. Mr. Crownover was elected Senior Vice President-Human Resources of Valero in 2007, and previously served as Vice President-Human Resources of Valero since 2005.

R. Lane Riggs. On February 27, 2014, Mr. Riggs was elected Executive Vice President-Refining Operations and Engineering of Valero effective May 1, 2014. Mr. Riggs was elected Senior Vice President-Refining Operations of Valero in January 2011. Prior to that, Mr. Riggs was an officer of various Valero subsidiary companies having responsibilities for process engineering, refining operations, feedstock supply, and optimization.

Compensatory Arrangements.

In connection with the transition of Mr. Klesse and the promotions of Messrs. Gorder, Browning, Crownover, and Riggs, on February 27, 2014, the Board approved the following annual base salaries for each, effective May 1, 2014.

name	annual base salary May 1, 2014
Joseph W. Gorder	$1,250,000
William R. Klesse	$950,000
R. Lane Riggs	$575,000
Jay D. Browning	$550,000
R. Michael Crownover	$525,000

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Press release dated March 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: March 4, 2014	by:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and General Counsel

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